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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                November 26, 1997
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                                (Date of Report)


                          Western Wireless Corporation
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             (Exact name of registrant as specified in its charter)


            Washington                    0-28160               91-1638901
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 (State or other jurisdiction      (Commission File No.)      (IRS Employer
       of incorporation)                                    Identification No.)


               2001 NW Sammamish Road, Issaquah, Washington 98027
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          (Address of principal executive offices, including zip code)

                                 (425) 313-5200
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              (Registrant's telephone number, including area code)


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ITEM 9.  SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S.

        On November 26, 1997, Western Wireless Corporation (the "Company") closed the sale of an interest in the Company to Hutchinson Telecommunications Holdings (USA) Limited, a British Virgin Islands corporation ("Hutchinson"), pursuant to the agreement announced on October 14, 1997. Hutchinson purchased 3,888,888 shares of the Company's Class A Common Stock, no par value per share, for an aggregate purchase price of approximately $74,300,000. Such proceeds will be used for general corporate purposes, including working capital. The offer and sale of these shares was exempt from registration under the Securities Act of 1993, as amended, pursuant to Regulation S promulgated thereunder. The closing of the purchase of an interest in Western PCS Corporation, a wholly-owned subsidiary of the Company, by an affiliate of Hutchinson pursuant to the agreement announced on October 14, 1997 remains pending subject to regulatory approvals and is anticipated to close in early in 1998.



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                                    SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                       WESTERN WIRELESS CORPORATION



Date    December 5, 1997                          /s/ Alan R. Bender
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                                         Alan R. Bender, Senior Vice President